[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 4.6

Research and Development Partnership Agreement

For discussion purposes only.	Prima BioMed Limited ACN 009 237 889

Subject to requisite corporate approval on both sides.	Bioceros B.V.
Contract number 2010-006

McCabe Terrill Lawyers Pty Limited ACN 122 850 033 130 Elizabeth Street (Level 14) Sydney NSW 2000 GPO Box 235 Sydney NSW 2001 DX 145 Sydney	T +61 2 9261 1211 F +61 2 9261 2336 W www.mccabeterrill.com.au

Table of Contents

1.	Definition and Interpretation	3
2.	Intellectual Property	9
3.	Representatives	10
4.	Program Responsibilities until Sunset Date	11
5.	Buy-out Option	12
6.	Continuation or Termination after the Sunset Date	13
7.	Records, Audit and access rights	14
8.	Confidentiality	15
9.	Insurance	15
10.	Warranties	16
11.	Indemnities	17
12.	Term and Termination	18
13.	Disputes	20
14.	Taxes	20
15.	Relief from obligations	21
16.	Relationship	22
17.	Notices	22
18.	General	22
Schedule 1		26
Schedule 2		27
Schedule 3		29

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Dated

August 09, 2010

Parties

Prima BioMed Limited ACN 009 237 889
Address:	Suite 1,1233 High Street, Armadale, VIC, 3143, Australia
Facsimile:	+61 3 9822 7735
Attention:	Martin Rogers
Hereinafter referred to as “Prima BioMed”

Bioceros B.V., a company seated in Utrecht, The Netherlands, Chamber of commerce registration number 34189380
Address:	Yalelaan 46, Alexander Numan Building, 2nd floor, 3584 CM Utrecht, The Netherlands
Facsimile:	+31 30 253 2288
Attention:	Bram Bout
Hereinafter referred to as “Bioceros”

Background

A	Prima BioMed is in the business of developing new anti-cancer therapeutics based on the emerging technology of immunotherapy.

B	Bioceros is in the business of preclinical development for monoclonal antibodies for the biotechnology industry.

C

Prima BioMed and Bioceros wish to jointly develop a monoclonal therapeutic C3 anti-Cripto-1 antibody, using Prima BioMed’s Patents and Bioceros’ proprietary CHO technology platform, under the terms and conditions set out in this Agreement.

Operative Provisions

1.	Definition and Interpretation

1.1	Definitions

In this Agreement, unless the contrary intention appears, the following words have the following meanings:

Term:	Definition:

ACDC	the Australian Commercial Disputes Centre Limited, Level 6, 50 Park Street, Sydney, New South Wales, Australia.

Affiliate	any person who, directly or indirectly, Controls, is Controlled by or is under common Control with a Party.

Agreement	This written Agreement, as amended in writing from time to time, and including all Schedules and Attachments hereto.

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Bioceros’ IP

(a)    Intellectual Property Rights and Know-how owned by or licensed to Bioceros at the Commencement Date;

(b)    Intellectual Property Rights and Know-how acquired or developed by Bioceros during the Term independently of the Research Program, including but not limited to improvements to Bioceros’ proprietary CHO technology platform; and

(c)    Intellectual Property Rights and Know-how developed solely by Bioceros in the course of and arising from the Program that constitute an improvement, modification or enhancement of the CHO technology platform.

Bioceros’ Representative	the person(s) appointed by Bioceros to be the Bioceros’ Representatives in accordance with Section 3.1(a) and specified in item 5 of Schedule 1.

Business Day	a day that is not a Saturday, a Sunday or a public holiday or bank holiday in Sydney, Australia or the Netherlands.

Buy-out Amount	the amount specified in item 7 of Schedule 1.

Buy-out Option	the right of Prima BioMed to buy out all of Bioceros’ interests in the Program IP and Products according to Section 5.1.

Claim

includes any allegation, action, demand, cause of action, suit, proceeding, judgement, debt, damage, loss, cost, expense or liability howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Commencement Date	the date specified in item 1 of Schedule 1.

Confidential Information

(a)    the terms of this Agreement;

(b)    all information in whatever form belonging to a Party and disclosed to the other Party under this Agreement, including without limitation all information relating to or in any way connected with a Party’s business, officers, employees, suppliers, contractors, finances, customers, products and services, strategies and plans, technical information, know-how or Intellectual Property Rights, but does not include information which:

(a)    is generally publicly available otherwise than through a default of the recipient Party or any person acquiring the information from the recipient Party;

(b)    is already known by the recipient Party at the time it is disclosed to the recipient Party;

(c)    is disclosed to the recipient Party by a third party without involving any breach of confidence.

Control	(a) the ability to cast or control the casting of more than 50% of the maximum number of votes that might be cast at any general meeting (or equivalent) of an entity;

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(b)    the holding of more than 50% of the issued ordinary share capital, the equity, or other ownership interest, in the entity, or if a holding of more than 50% is not permitted in the country where the entity exists, the holding of the maximum ownership interest permitted in the country where the entity exists; or

(c)    the ability of a person or persons to direct, or share equally in the direction of, the composition of the board of directors (or equivalent) of the entity, or to manage the entity pursuant to an agreement.

Corporations Act	Corporations Act 2001 (Cth).

External Administrator

an administrator, receiver, receiver and manager, trustee, provisional liquidator, liquidator, statutory manager or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.

Field	the area of research and development specified in item 3 of Schedule 1.

Force Majeure Event

(a)    in respect of obligations other than any obligation to pay money, any act of God, act of public enemy, war, blockade, revolution, riot, insurrection, civil commotion, lightning, storm, flood, fire, earthquake, explosion, industrial strike, disputes, actions or other matters, frustration or hindrance by a Governmental Agency or embargo, in each case to the extent beyond the reasonable control of a Party; and

(b)    in respect of obligations to pay money, a general or specific or local failure of systems or networks involved in the transmission of money in a banking system to the extent beyond the reasonable control of a Party.

Governmental Agency	a competent government or governmental, semi-governmental, regulatory or judicial entity or authority.

Immediately Available Funds	cash or electronic transfer of cleared funds into the bank account nominated in advance by the payee.

Insolvency Event	in respect of a Party, the occurrence of any of the following:

(a) an application or an order is made for the appointment of an External Administrator in respect of the Party (unless the application is withdrawn or dismissed within [ * ]);

(b) an application or an order is made for the Winding Up of the Party (unless the application is withdrawn or dismissed within [ * ]);

(c) a resolution is passed, or a meeting is convened to consider a resolution, for the Winding up of the Party (other than for the purpose of a reconstruction or amalgamation, while solvent);

(d)    the person is, or states that it is, unable to pay its debts when they fall due or is deemed unable to pay its debts, or must be presumed by a court to be insolvent, under any applicable legislation (other than as a result of a failure to pay a debt or claim which is the subject of a good faith dispute);

(e) other than for the purpose of a reconstruction or amalgamation, while solvent, either:

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(i)     the Party enters into or resolves to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors generally or any class of its creditors; or

(ii)    the Party proposes a reorganisation, moratorium or other form of administration involving any such arrangement, composition, compromise or assignment, begins any negotiations for any such purpose or for the purpose of any re-scheduling or re-adjustment of all or a material part of its monetary obligations;

(f)     the Party takes any steps to obtain protection or is granted protection from its creditors under the Laws of any applicable jurisdiction;

(g)    an External Administrator is appointed to the Party, over any of the Party’s assets or the Party requests such appointment;

(h)    the Party is deregistered, a similar occurrence occurs, in the jurisdiction in which the it was registered; or

(i)     the Party stops or threatens to stop carrying on its business or a material part of it.

Intellectual Property Rights

statutory and other proprietary rights in respect of copyright and neighbouring rights, all rights in relation to inventions, patents, plant varieties, registered and unregistered trademarks, registered and unregistered designs and circuit layouts, and all other rights (including improvements to the foregoing) as defined by Article 2 of the Convention establishing the World Intellectual Property Organization of July 1967, and all rights to apply for any of the above.

Joint Venture

A legal entity envisioned in this Agreement to be formed jointly by Prima BioMed and Bioceros to facilitate the further development and commercialization of the Program IP, under the general terms described in this Agreement.

Joint Venture Agreement	A written agreement to govern the terms and conditions of the envisioned Joint Venture.

Know-how

all ideas, technologies, and processes disclosed and claimed in the Patents and any know-how, devices, substances, methodologies and processes related to the Patents or developed by virtue of use of the Patents.

Law

in Australia or any other relevant jurisdiction, any law, regulation, authorisation, ruling, judgment, order or decree of any Governmental Agency and any statute, regulation, proclamation, ordinance or bylaw.

Party	Prima BioMed or, as the case may be, Bioceros. Collectively referred to as Parties.

Platform License Agreement	license agreement for Prima BioMed to utilize Bioceros’ CHO Platform, as stipulated in this Agreement, and as specified in Schedule 3.

Prima BioMed IP	(a) Intellectual Property Rights and Know-how owned by or licensed to

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         Prima BioMed at the Commencement Date;

(b)    Intellectual Property Rights and Know-how acquired or developed by Prima BioMed during the Term independently of the Research Program, which Prima BioMed has the right to license to third parties and which is necessary for the conduct of the Program; and

(c)    Program IP, unless otherwise specified in this Agreement..

Prima BioMed’s Representative	the person(s) appointed by Prima BioMed to be the Prima BioMed Representatives in accordance with Section 3.1(b) and specified in item 6 of Schedule 1.

Patents

(a)    the patents and patent applications specified in item 2 of Schedule 1;

(b)    all patent applications that may be filed by or on behalf of Prima BioMed or its Affiliates which are based on, claim priority from, are divided from or are continuations of any patent application, specified in item 2 of Schedule 1;

(c)    all patent applications that may be filed by or on behalf of Prima BioMed or its Affiliates which are based, in whole or in part, on Intellectual Property Rights that resultant of the Program IP; and

(d)    all patents which may be granted pursuant to any of the patent applications referred to in paragraphs (a) (b) and (c).

Program IP

Intellectual Property Rights and Know-how, whether patentable or not, developed, produced, or improved upon by either or both Parties in conjunction with the Program, including but not limited to Intellectual Property Rights and Know-how related to any Product, but excluding Bioceros’ IP. For the avoidance of doubt, Program IP and any resultant Patents thereto, is owned exclusively by Prima BioMed unless otherwise specified in this Agreement.

Product(s)	any product(s) containing C3 anti-Cripto-1 monoclonal antibody that is expressed or produced by use of Bioceros’ proprietary CHO technology platform.

Quarter

(a)    the period of three Months commencing on each 1 January, 1 April, 1 July, and 1 October in each year during the Term; and

(b)    any part of a three Month period referred to in paragraph (a) falling at the beginning or end of the Term.

Representatives	Bioceros’ Representative and Prima BioMed’s Representative.

Research and Development Program (Program)

the program of basic research and nonclinical studies to be conducted in connection with the Parties’ IP and/or Products, the results of which are intended to produce an economic benefit for the Parties, initially the program set out in Schedule 2 and as amended from time to time in accordance with Section 3.3.

Sunset Date	the date specified in item 8 of Schedule 1.

Technical Failure	A technical failure of the Program as defined in 4.2(c).

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Term	the period starting on the Commencement Date and ending on the Termination Date.

Termination Date	the effective date of termination of this Agreement.

Territory	the territory specified in item 4 of Schedule 1.

Third Party Claim	has the meaning specified in Section 11.3(b)(i).

Winding Up	includes dissolution, liquidation, provisional liquidation and bankruptcy and any analogous or equivalent procedure in any jurisdiction.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	headings are for ease of reference only and do not affect the interpretation of this Agreement;

(b)	singular words include plural words and vice versa;

(c)	gender neutral or gender specific words include all genders;

(d)	another grammatical form of a defined word or expression has a corresponding meaning;

(e)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(f)	a reference to a thing includes a part of that thing;

(g)	a reference to conduct includes any omission and any statement or undertaking, whether or not in writing;

(h)	a reference to a Section, paragraph or schedule is to a Section or paragraph of or schedule to this Agreement and a reference to this Agreement includes any schedule or annexure;

(i)	a reference to a document or instrument, includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(j)	a reference to A$, dollar or $ is to Australian currency;

(k)	a reference to time is to Sydney time;

(l)	a reference to day, week, month, or year means a calendar day, week, month, or year;

(m)	a reference to a Party to this Agreement, and a reference to a party to a document includes the Party’s administrators, successors and permitted assigns and substitutes;

(n)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(o)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

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(p)	a rule of construction does not apply to the disadvantage of a Party because the Party was responsible for the preparation of this Agreement or any part of it;

(q)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	Intellectual Property

2.1	Ownership of Prima BioMed IP

(a)

Bioceros acknowledges that all Prima BioMed IP remains the sole property of Prima BioMed and it acquires no right, title or interest in or to the Prima BioMed IP by virtue of this Agreement or the disclosure or use of the Prima BioMed IP in the course of the Program.

(b)	Prima BioMed grants to Bioceros during the Program a non-exclusive, non-transferable licence to access and use the Prima BioMed IP to conduct the Program in the Field, and for no other purpose.

2.2	Ownership of Bioceros Background IP

(a)

Prima BioMed acknowledges that all Bioceros IP remains the sole property of Bioceros and it acquires no right, title or interest in or to the Bioceros IP by virtue of this Agreement or the disclosure or use of the Bioceros IP in the course of the Program.

(b)	Bioceros grants to Prima Biomed during the Program a non-exclusive licence to access and use the Bioceros Background IP to conduct the Program in the Field and for no other purpose.

2.3	Ownership of Program IP and Products

(a)	All right, title and interest in the Program IP is the sole property of and vested in Prima Biomed, unless otherwise specified in this Agreement.

(b)

Prima BioMed grants to Bioceros, free of charge, during the Program a non-exclusive, non-transferable license to access and use the Program IP and Products to conduct the Program in the Field and for no other purpose.

2.4	Assistance

Upon request, each Party shall do all things (including requiring its officers, employees and contractors to sign documents) as may be necessary or desirable to vest, confirm, perfect and record the ownership rights of Prima BioMed to the Program IP and Products under this Section 2.

2.5	No challenge

Neither Party shall directly or indirectly engage in any conduct which may endanger the capacity of any IP of the other Party or the Parties jointly to be protected or challenge its ownership or validity.

2.6	Prohibitions

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(a)	Bioceros must not:

(i)	[ * ] or [ * ] in any way related to the Program IP or Products, other than [ * ] within the context of this Agreement;

(ii)

act or conduct itself in any way as if it owns the Prima Biomed IP or has any right, title or interest in, or to use, the Prima Biomed IP, the Program IP, or Products, other than as expressly set out in this Agreement;

(iii)

register or attempt to register anywhere in the world the Prima Biomed IP or any part of the Program IP or Products, or any similar Intellectual Property Rights as the whole or part of any trademark, copyright, domain name, electronic mail address or any analogous right; or

(iv)	raise or caused to be raised any questions concerning, or challenge, the validity or ownership of any part of the Prima Biomed IP.

(b)	Prima Biomed must not:

(i)	act or conduct itself in any way as if it owns the Bioceros IP or has any right, title or interest in, or to use, the Bioceros IP other than as expressly set out in this Agreement;

(ii)

register or attempt to register anywhere in the world the Bioceros IP or any part of the Bioceros IP or any similar Intellectual Property Rights as the whole or part of any trademark, copyright, domain name, electronic mail address or any analogous right; or

(iii)	raise or caused to be raised any questions concerning, or challenge, the validity or ownership of any part of the Bioceros IP.

3.	Representatives

3.1	Appointment

On the date of this Agreement:

(a)	Bioceros must appoint the Bioceros’ Representatives; and

(b)	Prima BioMed must appoint the Prima BioMed’s Representatives.

3.2	Contact between the Parties

All communication between the Parties under this Agreement will, at first instance, be initiated and conducted between the Representatives.

3.3	Meeting of the Representatives

(a)	The Representatives must meet (by such means as agreed) at least [ * ] during the Term to discuss any matters arising in respect of this Agreement.

(b)	After each such meeting, any agreed changes to the Program shall be specified in a written amendment to the Program.

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(c)	At each such meeting, the Bioceros Representative and the Prima Biomed Representative must report any IP or Products developed or improved upon during the previous month.

(d)	The Representatives may from time to time, by notice in writing, alter the frequency of meetings referred to in Section 3.3(a).

(e)	Minutes of meeting are to be taken at each meeting of the Representatives. The minutes are to be distributed to each Party within [ * ] of the date of the meeting between the Representatives.

3.4	Changing the Representatives

(a)	Each Party may remove and replace any Representative that has been appointed by them.

(b)	Upon changing the Representatives appointed by them Bioceros or Prima BioMed (as applicable) must notify the other Party as to the identity and contact details of the replacement Representative.

4.	Program Responsibilities until Sunset Date

4.1	Mutual Responsibilities

(a)

Bioceros’ is, from the Commencement Date until the Sunset Date, responsible for the preclinical research and development work as set out in this Section 4.1(a), and which is further defined in the program in Schedule 2. This work is deemed completed as soon as [ * ] and [ * ] are completed according to the Program in Schedule 2.

[ * ]

(b)	Prima BioMed is, during the period until the Sunset Date, responsible for, and shall bear the costs for:

(i)	providing [ * ] to Bioceros and providing [ * ] to assist Bioceros with its responsibilities Section 4.1(a); and

(ii)	all research, development, legal, business development, and other activities related to the Program IP or Products, other than Bioceros’ responsibilities set forth in Section 4.1(a).

(c)

Bioceros and Prima BioMed will provide all reasonable mutual support and assistance with each Party’s responsibilities within the context of the Program; however, it is expressly acknowledged and agreed that Prima BioMed shall, at all times, maintain control over the Program.

4.2	Uncertain nature of research & Termination for Technical Failure

(a)	Each Party acknowledges and agrees that:

(i)	research and development activities are uncertain and accordingly, the Program may take longer than anticipated; and

(ii)	the Program may:

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(A)	produce no results, or unpredictable or inaccurate results; and

(B)	need to be amended from time to time in accordance with Section 3.3 to improve the likelihood of results.

(b)

Neither Party gives to the other any warranty or assurance that the Program will have any particular result or give rise to any particular Product or any Intellectual Property Rights, or any Product having any particular attributes.

(c)

lf, in good faith, either Party determines, or both Parties mutually determine, that no substantial progress is made on the Program and there does not appear to be a reasonable chance of completing the Program responsibilities listed in Section 4.1(a) within [ * ] of the Commencement Date (“Technical Failure”), either Party may terminate its activities under the Program and terminate this Agreement with immediate effect. In such case:

(i)

The Bioceros IP remains owned by Bioceros and Prima BioMed IP remains owned by Prima BioMed. Bioceros cannot conduct any activities that would infringe upon the intellectual Property rights of Prima BioMed and Prima BioMed may not conduct any activities that would infringe upon Intellectual Property Rights of Bioceros;

(ii)	Any and all data or documents resultant from the work performed by Bioceros shall be returned to Prima BioMed.

4.3	Consideration for work under Section 4.1(a)

(a)

Prima BioMed shall pay Bioceros A$500,000 in consideration of the work to be executed as assigned to Bioceros under Section 4.1(a) and further defined in the Program in Schedule 2. Payment shall take place in the following instalments:

(i)	A$250,000 shall be paid in Immediately Available Funds within [ * ] after the Commencement Date.

(ii)	A$250,000 shall be paid within [ * ] after [ * ].

(b)

Bioceros shall be wholly responsible for, and must indemnify Prima BioMed against, all costs and expenses in excess of A$500,000 associated with the preclinical development work assigned to Bioceros in Section 4.1(a) and further defined in the Program in Schedule 2.

5.	Buy-out Option

5.1	Buy-out Option

(a)

Prima BioMed has the right, until 5:00pm on the Sunset Date, to buy out all of Bioceros’ interests in the Program, including all rights, privileges, and obligations related to the Program IP and any Products, including any potential future revenues that would otherwise be entitled to Bioceros, but excluding any right to the Bioceros IP, (“Buy-out Option”) for a price of the Buy-out Amount.

5.2	Exercise of Buy-out Option

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(a)	Prima BioMed shall notify Bioceros of its intention to exercise its Buy-out Option according to the Notice provisions of Section 17.

(b)	Upon receipt of Notice that Prima BioMed exercises its Buy-out Option, this Agreement is deemed to have been terminated. Within [ * ] from the date of exercising its Buy-out Option:

(i)	Prima BioMed shall pay in Immediately Available Funds the Buy-out Amount; and

(ii)

any Program revenues received and Program expenses incurred until the date that Prima BioMed exercises its Buy-out Option shall be reconciled and appropriately settled with Immediately Available Funds according to the terms of this Agreement; and

(iii)

if Prima BioMed wishes to license Bioceros’ CHO technology platform (included in the Bioceros IP) to produce or have a third party engaged by Prima BioMed to produce the Products, the Parties shall enter into a license Agreement as specified in Schedule 3.

6.	Continuation or Termination after the Sunset Date

6.1	Joint Venture for Continued Development and Commercialization:

(a)

In the event that Prima BioMed has not exercised the Buy-out Option in time and neither Party has exercised its right to terminate the Agreement pursuant to Section 6.2 in time, the Parties will, from the Sunset Date on, jointly further develop, manufacture and commercialize the Product in respect to which the Parties will enter into a joint venture agreement (the “Joint Venture Agreement”) to be negotiated in good faith but based on the following principles:

(i)

All costs for the further (preclinical and clinical) development, regulatory clearance, manufacture, and commercialization of the Program IP and Products will be borne in a [ * ]% (Bioceros) / [ * ]% (Prima Biomed) ratio, save for costs of defence of the Prima BioMed IP which will be borne exclusively by Prima BioMed and save for the costs of defence of the Bioceros IP which will be exclusively borne by Bioceros;

(ii)

All revenues, income and other proceeds, from whatever kind and in whatever form generated from the sale of Product and/or the licensing of Program IP or Products will be shared in a ratio [ * ]% (Bioceros) / [ * ]% (Prima BioMed);

(iii)

Prima BioMed and Bioceros will become joint owners of a venture in a ratio [ * ]% Bioceros and [ * ]% Prima BioMed (“Joint Venture”). The Parties will have decision making rights with regards to the Joint Venture, [ * ] regarding filing, prosecution, maintenance, enforcement, and defence of Program IP and Products, as well as continued development, manufacture, and commercialization activities related to the Program IP and Products. All decisions regarding the further development, manufacture and commercialization shall be made in the context of a meeting or teleconference where both Parties are represented. Unless otherwise specified in writing, the Parties shall meet or hold a teleconference regarding the Joint Venture no less than [ * ].

(iv)

Bioceros will contribute to the Joint Venture the Bioceros IP, and Prima BioMed will contribute to the Joint Venture the Prima BioMed IP, to the extent required for the continued development, manufacture, and commercialization of the Program

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IP and Products. The Parties shall contribute their mutual relevant Intellectual Property Rights and Know-how to the Joint Venture in exchange for the equity consideration described in clause 6.1(a)(iii) and at no additional charge to the Joint Venture.

(v)

It is acknowledged that any continued costs of defence of the Prima BioMed IP will be borne exclusively by Prima BioMed and the costs of defence of the Bioceros IP which will be exclusively borne by Bioceros;

(vi)

Program expenses shall be reviewed and reconciled no less frequently than [ * ]. No later than [ * ] after the end of each [ * ], the owing Party shall pay the other Party in Immediately Available Funds an amount such that the Program expenses are substantially shared according to this Section 6.1.

(vii)

If either Party fails to pay any amount under this Section 6.1 within [ * ] after the due date, interest may be charged on such overdue payments at [ * ], calculated daily from the due date until the date of repayment. Alternatively, the non-defaulting Party may decide to assume such part of the defaulting Party’s costs itself, in exchange for additional ownership of the Joint Venture based on a fair valuation of the Joint Venture at the time of the default.

6.2	Termination of the Agreement without a Joint Venture:

(a)

If Prima BioMed has not timely exercised the Buy-out Option, either Party or both Parties may, for any or no reason, terminate its activities under the Program and terminate this Agreement with immediate effect within [ * ] of the Sunset Date. In such event the following applies:

(i)

The Bioceros IP remains owned by Bioceros and Prima BioMed IP remains owned by Prima BioMed. Bioceros cannot conduct any activities that would infringe upon the Intellectual Property rights of Prima BioMed and Prima BioMed may not conduct any activities that would infringe upon Intellectual Property Rights of Bioceros;

(ii)

If Prima BioMed would at any time after the termination of this Agreement nevertheless elect to further pursue development, manufacture, or commercialization of the Program IP or a Product, Bioceros is entitled to a royalty of [ * ]% of revenues actually received by Prima BioMed for sales, royalties, or licensing fees related to the Program IP or Product. If such continued development requires the use of Bioceros’ IP (i.e. CHO platform), Prima BioMed shall also license the technology as specified in Schedule 3.

7.	Records, Audit and access rights

7.1	Records

Both Parties shall retain for [ * ] from the date of creation of the relevant auditable records, or for a longer period if so required by a Governmental Agency regulation, all relevant auditable records related to this Program. Notwithstanding the foregoing, Bioceros shall not destroy any records without the prior consent of Prima BioMed

7.2	Prima BioMed Audit Rights

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Prima BioMed at any time, with reasonable advance notice, has the right to access and audit the records and facilities of Bioceros to assure its compliance with this Agreement, applicable Governmental Agency requirements, and industry standards.

7.3	Bioceros Audit Rights

Bioceros may at any time, with reasonable advance notice, audit Prima BioMed’s financial records to assure its compliance with this Agreement.

7.4	Access

Both Parties must, in respect of the conduct of an audit, promptly provide all reasonable access, documents, and assistance to, and answer any reasonable queries of, the auditor.

7.5	Costs

Each Party is responsible for its own costs related to audits; audit costs and expenses shall be excluded from Program expenses.

8.	Confidentiality

8.1	Confidential Information

(a)

Subject to Section 8.1(b), a Party (Recipient Party) must keep confidential any Confidential Information disclosed to it by the other Party (Disclosing Party) and must not, and must not permit any of its officers, employees, agents or contractors to disclose such information to any person.

(b)	A Recipient Party may disclose Confidential information disclosed to it by the Disclosing Party:

(i)

to its officers, employees or financial, legal or other advisers who have a need to know for the purposes of this Agreement and undertake to the Disclosing Party a corresponding obligation of confidentiality to that undertaken by the Recipient Party under this Section 8;

(ii)	only as is absolutely necessary in order to carry out its obligations pursuant to this Agreement;

(iii)	if required by Law, to the extent reasonably required by Law after first consulting with the Disclosing Party about the form and content of the disclosure.

8.2	Avoiding disclosure

The Recipient Party will take all necessary precautions to prevent from disclosure to third parties of any Confidential Information disclosed to it by the Disclosing Party.

9.	Insurance

9.1	Parties to take out insurance

Each Party must effect, and maintain in effect at all times during the Term, reasonable and customary insurance in accordance with industry and regional standards, in respect of all Claims arising, whether at common law or under statute, relating to:

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(a)	Professional errors and omissions;

(b)	Workers compensation or employer’s liability, from any accident or injury to any person employed by that Party; and

(c)	Property and casualty.

9.2	Evidence

If requested, a Party must produce evidence to the other Party of the insurance required under this Section 9.

10.	Warranties

10.1	Bioceros’ warranties

Bioceros warrants to Prima BioMed that:

(a)	it has the relevant expertise, experience, skill and resources required to adequately develop the necessary infrastructure in order to carry out its obligations under this Agreement; and

(b)	The use of Bioceros IP and related materials does not require consent, permission, or authorization of any person and will not infringe on Intellectual Property Rights or other rights of any person.

10.2	Prima BioMed warranties

Prima BioMed, to the best of its abilities, warrants to Bioceros that:

(a)	it is entitled to supply the IP and associated materials to Bioceros;

(b)

the use of IP and related materials by Bioceros in connection with the Program is lawful, does not require the consent, permission or authorisation of any person and will not infringe the Intellectual Property Rights or other rights of any person;

(c)	it has obtained and grants to Bioceros all necessary authorities for the use, reproduction or adaptation of the Prima BioMed Materials in connection with the performance of the Program;

(d)	all information provided by or on behalf of it to Bioceros in relation to the Prima BioMed Materials is accurate, complete and up to date; and

(e)

unless expressly specified by written notice to Bioceros, the Prima BioMed Materials are not capable of constituting a threat to safety, health, life, property or the environment and it has given written notice to Bioceros prior to supplying the Prima BioMed Materials to Bioceros or its contractors of any matters affecting the safe, secure and appropriate transportation, use, storage and disposal of the Prima BioMed Materials.

10.3	Mutual warranties

Each Party represents and warrants to the other that each of the following statements is true, accurate and not misleading as at the date of this Agreement and will be true and accurate on each day during the Term:

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(a)	it has and will at all times during the Term have the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;

(b)	there are no pre-existing rights or obligations which would prevent it from complying with its obligations under this Agreement; and

(c)

it holds any and all necessary licences required under, and has otherwise complied in all material respects with the requirements of, all Laws applicable to the arrangements contemplated by this Agreement and any third party licences or authorities granted to it to enable it to enter into and perform its obligations under this Agreement.

10.4	Inaccurate warranties

If a warranty given by a Party to this Agreement ceases to be accurate, that Party must immediately advise the other Party in writing.

11.	Indemnities

11.1	Bioceros to indemnify Prima BioMed

Bioceros agrees to indemnify and will keep indemnified Prima BioMed, its Affiliates, and their directors, officers, employees and agents against any Claim incurred or suffered by Prima BioMed or its Affiliates, arising from:

(a)	any breach of a term of this Agreement by Bioceros; and

(b)	its own negligence, fraud or wilful misconduct, or that of its employees, agents or sub-contractors,

provided that Bioceros will not be liable under this Section 11.1 to the extent to which the Claim arises from the error, omission, negligence, fraud or wilful misconduct of Prima BioMed.

11.2	Prima BioMed to indemnify Bioceros

Prima BioMed agrees to indemnify and will keep indemnified Bioceros, its Affiliates, and their directors, officers, employees and agents against any Claim incurred or suffered by Bioceros or its Affiliates arising from:

(a)	any breach of a term of this Agreement by Prima BioMed;

(b)	its own negligence, fraud or wilful misconduct, or that of its employees, agents or sub-contractors,

(c)	claims from third parties (including but not limited to patients) in relation to the development, manufacture or commercialization of the Products.

provided that Prima BioMed will not be liable under this Section 11.2 to the extent to which the Claim arises from the error, omission, negligence, fraud or wilful misconduct of Bioceros.

11.3	Conduct of claims and protection of rights

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(a)

The Parties acknowledge and agree that each Party is entering into this Agreement and obtaining the benefit of this Section 11 both on its own behalf and on behalf of each of its directors, officers, employees, contractors, agents.

(b)	All indemnities in this Agreement are given in each case by the indemnifying Party to the indemnified Party on the conditions that:

(i)

the indemnified Party promptly notifies the indemnifying Party in writing of any infringement, allegation of infringement, dispute or claim of which the indemnified Party is aware, which could give rise to a liability or alleged liability to a third party under an indemnity in this Agreement (Third Party Claim);

(ii)	the indemnified Party keeps the indemnifying Party fully informed in relation to any Third Party Claim;

(iii)

the indemnified Party allows the indemnifying Party to direct all negotiations and proceedings relating to the Third Party Claim (provided that such negotiations and proceedings will be in the indemnified Party’s name) and gives the indemnifying Party all reasonable assistance in relation to the Third Party Claim, each at the indemnifying Party’s cost;

(iv)	the indemnified Party makes no admission, compromise or settlement relating to the Third Party Claim without the agreement of the indemnifying Party;

(v)

the indemnifying Party will conduct any litigation arising as a result of any Third Party Claim, diligently using competent counsel and in such a way as not to bring the reputation or good name of the indemnified Party into disrepute;

(vi)	the indemnifying Party will have full authority to compromise or settle any Third Party Claim.

(vii)	No consequential loss

(c)

Notwithstanding any other provision of this Agreement and to the fullest extent permitted by Law, neither Party will be liable for any consequential, indirect or special losses or damages of any kind (including, without limitation, loss of profit, loss or corruption of data, business interruption or indirect costs) suffered by the other or any third party.

12.	Term and Termination

12.1	Term

This Agreement shall commence on the Commencement Date and continue in full force until termination according to this Section 12.

12.2	Termination

(a)	This Agreement may be terminated by:

(i)	any Party, prior to the Sunset Date, for Technical Failure according to 4.2(c).

(ii)	both Parties upon the execution of a final Joint Venture Agreement according to Section 6.1.

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(iii)	any Party, within [ * ] of the Sunset Date, according to Section 6.2.

(iv)	any Party in accordance with Section 15.1(b) (Force Majeur);

(v)	by Prima BioMed immediately:

(A)	upon Notice of its intention to exercise its Buy-out Option prior to or on the Sunset Date according to Section 5;

(B)	if Bioceros:

(i)	suffers an Insolvency Event;

(ii)

has not paid any amount due under the terms of this Agreement within [ * ] of the date such payment was due, and such breach is not cured within [ * ] following receipt of written notice from Prima BioMed; or

(III)

otherwise commits a material breach of any of its obligations under this Agreement, which breach is not cured within [ * ] following receipt of written notice from Prima BioMed, or by its nature or timing cannot be cured within such time period; or

(vi)	by Bioceros immediately, if Prima BioMed:

(A)	suffers an Insolvency Event; or

(B)

has not paid any amount due under the terms of this Agreement within [ * ] of the date such payment was due, and such breach is not cured within [ * ] following receipt of written notice from Bioceros; or

(C)

commits a material breach of any of its obligations under this Agreement, which breach is not cured within [ * ] following receipt of written notice from Bioceros, or by its nature or timing cannot be cured within such time period.

(b)

Where a Party has the right to terminate this Agreement under this Section 12.2 that right for all purposes will be validly exercised if that Party gives a Notice in writing to the other Parties stating that it terminates this Agreement.

12.3	Consequences of termination

Upon termination of this Agreement for any reason:

(a)	both Parties are subject to the terms and conditions governing the terminating circumstances, including payment of any amounts due, according to this Agreement;

(b)	the obligations set out in the Sections 8, 10, 11 and 14 will remain in force after termination;

(c)

other than any Claims arising before termination, neither Party will have any Claim against the other for indemnification or compensation as a result of the termination unless the termination was in breach of this Agreement; and

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(d)

all other obligations of the Parties under this Agreement will immediately cease to be of further force or effect, without further liability of any Party to the others, provided that nothing in this Section 12.3 will release any Party from liability arising from any pre-termination beach of any provisions of this Agreement.

13.	Disputes

13.1	Court proceedings

Nothing in this Section 13 prevents a Party seeking urgent injunctive or other interim relief from a court, or from continuing existing court proceedings.

13.2	Discussion between Parties

(a)	A Party claiming that a dispute has arisen out of or in connection with this Agreement (Dispute) must provide the other Party with written notice of the nature of the Dispute and the relevant facts.

(b)	In the first instance, the Dispute will be referred to the Representatives.

(c)	A meeting of the Representatives must be convened and held by the Parties as soon as reasonably practicable to attempt to resolve the Dispute.

13.3	Referral to Chief Executive Officers

(a)

If the Dispute is not resolved by the Representatives within [ * ] or such other period as the Parties agree, a Party to the Dispute may refer it to the Chief Executive Officer or President (as the case may be) or a person designated by the Chief Executive Officer or President of the Parties to the Dispute by notice in writing.

(b)

The Chief Executive Officer or President (as the case may be) of the Parties must meet within [ * ] of receipt of notification of the Dispute under Section 13.3(a) with a view to attempting to resolve the Dispute in good faith.

13.4	Mediation

(a)

Failing resolution of the Dispute under Section 13.3, a Party to the Dispute may submit it to mediation in Sydney in accordance with the ACDC Guidelines for Commercial Mediation (except that no further period of negotiation is necessary before commencing mediation).

(b)	The Parties must agree on the appointment of the mediator.

(c)

If the Parties do not agree on the mediator to be appointed within [ * ] of a Party referring the Dispute to mediation, then the mediator will be appointed in accordance with the ACDC Guidelines for Commercial Mediation.

(d)	The mediation process above will terminate within [ * ] of the appointment of the mediator.

14.	Taxes

14.1	Income and Corporate Taxes

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Each Party shall be separately responsible for its own corporate income and other corporate tax obligations. Tax liabilities and assets shall not be considered Program expenses or revenues.

14.2	Sales and Value-added taxes

Any sales or value-added tax, or similar tax payable by either Party in relation to Program expenses incurred shall be considered part of the Program expenses. Any sales or value-added, or similar tax credit due to either Party shall be credited back to the Program expenses. For the avoidance of doubt, the amounts set forth in Section 4.3 are exclusive VAT.

15.	Relief from obligations

15.1	Force Majeure

(a)

If a Party is unable, wholly or in part, by reason of a Force Majeure Event, to perform an obligation under this Agreement, the affected Party will not be liable to the other Party for a failure to perform that obligation and that obligation will be suspended to the extent and for the duration of the Force Majeure Event provided that the affected Party gives the other Party prompt notice with sufficient details of the relevant Force Majeure Event, including, to the extent known:

(i)	the obligation the affected Party cannot perform;

(ii)	a full description of the Force Majeure Event;

(iii)	an estimate of the time during which the effects of the Force Majeure Event will continue; and

(iv)	any measures proposed to be adopted to remedy or abate the Force Majeure Event.

(b)

If a Force Majeure Event prevents a Party from substantially performing its material obligations under this Agreement for longer than [ * ], then the other Party may at the expiry of that period, provided the effects of the event of Force Majeure are still subsisting, give notice in writing to the affected Party immediately terminating this Agreement.

15.2	Mitigation

Despite Section 15.1, the Party affected by the Force Majeure Event must:

(a)

use reasonable endeavours to mitigate the effect upon its performance of this Agreement and to fulfil its obligations under this Agreement (but without prejudice to any Party’s right to terminate this Agreement);

(b)	keep the other Party informed of the steps being taken to mitigate the effect upon that Party’s performance of this Agreement; and

(c)

when the period for which its obligations are affected by the Force Majeure Event ceases, recommence performance of all its affected obligations under this Agreement the subject of its original notice under Section 15.1.

15.3	Default

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Section 15.1 does not apply to the extent that any Force Majeure Event is caused or contributed to by a breach of this Agreement by the Party claiming to be affected by the Force Majeure Event.

16.	Relationship

The Parties acknowledge and agree that:

(a)	nothing in this Agreement constitutes a relationship of employer and employee, principal and agent, franchisor and franchisee, joint venturers or partnership between the Parties; and

(b)

neither Party will have any authority to bind the other Party or to accept any order binding on the other Party or to enter into an agreement in the name of the other Party other than in accordance with the terms of this Agreement.

17.	Notices

17.1	Service and notices

A notice, demand, consent, approval or communication under this agreement (Notice) must be in writing and hand delivered or sent by prepaid post or facsimile to the recipient’s address for Notices specified in the Parties section of this Agreement, as varied by any Notice given by the recipient to the sender.

17.2	Effective on receipt

A Notice is deemed to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, seven Business Days after the date of posting to the address mentioned under the Parties; or

(c)

if sent by facsimile to the fax number mentioned under the Parties, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm local time of the recipient on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

18.	General

18.1	Entire Agreement

This Agreement constitutes the entire Agreement between the Parties in relation to its subject matter and supersedes all prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter.

18.2	No merger

The provisions of this Agreement will not merge on completion of any transaction contemplated in this Agreement and, to the extent any provision has not been fulfilled, will remain in force.

18.3	Assignment

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Neither Party may assign this Agreement without the prior written consent of the other Party.

18.4	Attorneys

Each person who executes this Agreement on behalf of a Party under a power of attorney warrants that it or she has no notice of the revocation of that power or of any fact or circumstance that might affect its or her authority to execute this Agreement under that power.

18.5	Amendment

This Agreement may be amended or varied only in writing signed by both Parties.

18.6	Approvals and consents

Except where this Agreement expressly states otherwise, a Party may, in its discretion, give conditionally or unconditionally any approval or consent under this Agreement.

18.7	Severability

A Section or part of a Section that is illegal or unenforceable may be severed from this Agreement and the remaining terms or parts of the Section continue in force.

18.8	Waiver

Waiver of any power or right under this Agreement must be in writing signed by the Party entitled to the benefit of that power or right and is effective only to the extent set out in that written waiver.

18.9	Rights, remedies additional

Any rights and remedies that a person may have under this Agreement are in addition to and do not replace or limit any other rights or remedies that the person may have.

18.10	Further assurances

Each Party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Agreement and the transactions contemplated by it (including, but not limited to, the execution of documents).

18.11	Survival

Any indemnity or obligation of confidence under this Agreement is independent and survives termination of this Agreement.

18.12	Costs

Except where this Agreement expressly states otherwise, each Party must bear its own legal, accounting and other costs of negotiating, preparing and executing this Agreement.

18.13	Counterparts

This Agreement may be executed in any number of counterparts and all counterparts taken together will constitute one document.

18.14	Governing law and jurisdiction

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This Agreement will be governed by and construed in accordance with the Laws in force in the State of New South Wales and each party submits to the non-exclusive jurisdiction of the courts of that State.

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Executed as an agreement

Executed by Prima BioMed Limited ACN 009 237 889 in accordance with section 127 of the Corporations Act 2001	) ) ) ) )

/s/ Martin Rogers		/s/ Albert YL Wong
Signature of Director		Signature of Director

MARTIN ROGERS		ALBERT YL WONG
Name of Director		Name of Director

Executed by Bioceros B.V. in a company seated in Utrecht, The Netherlands, Chamber of commerce registration number 34189380 by its duly authorised representatives	) ) ) ) )

/s/ Bram Bout		/s/ Remco M. Brandt
Signature of Authorised Representative		Signature of Authorised Representative

BRAM BOUT, CEO		REMCO M. BRANDT, COO
Name of Authorised Representative		Name of Authorised Representative

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Schedule 1

Details

____________________________________

Item	Detail

1. Commencement Date	August 09, 2010

2. Patents
	Country	Application/ Patent No.	Prosecution Status

	[ * ]	[ * ]	[ * ]

3. Field	The development of cripto-1 antibodies for the diagnosis and treatment of cancer

4. Territory	Worldwide

5. Bioceros’ Representatives	[ * ]

6. Prima BioMed’s Representatives	[ * ]

7. Buy-out Amount	an amount calculated in accordance with the following formula: [ * ] where: B is [ * ]; and P is [ * ]

8. Sunset Date	[ * ] after the date upon which Bioceros’ has completed its responsibilities under Section 4.1(a) and which are further clarified in the Program in Schedule 2.

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Schedule 2

Program

____________________________________

The “Anti-Cripto-1 Monoclonal Antibody Research & Development Program” signed by the Representatives, and as amended from time to time, is incorporated herein and binding hereto by reference.

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Bioceros BV

Anti-Cripto-1 Mab

Pre-clinical Plan

AUGUST 2010

Final Document

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Table of Contents

		Page
1.	INTRODUCTION	1
2.	ANTI-CRIPTO-1 MONOCLONAL ANTIBODY	1
	[ * ]
3.	TIME SCHEDULE OF EVENTS	1

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1.	Introduction

[ * ]

2.	Anti-Cripto-1 Monoclonal Antibody

[ * ]

3.	Time schedule of events

[ * ]

1

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Schedule 3

Platform License Agreement

The “Platform License Agreement,” attached hereto, is a license and use agreement, under which Prima BioMed may utilize Bioceros’ CHO Platform according to the terms and conditions therein. The Platform License Agreement shall be signed by the Parties’ authorized Representatives and becomes effective at such time(s) and under such condition(s) as specified in clause 6.2(a)(ii) of this Agreement.

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PLATFORM LICENSE AGREEMENT

This Platform License Agreement (“Agreement”), dated as of [—] (“Effective Date”) is made between Bioceros B.V., a company with limited liability organized under the laws of The Netherlands, having its principal place of business at Yalelaan 46, 3584 CM Utrecht, The Netherlands (“Bioceros”) and Prima Biomed LTD., a company organized under the laws of Australia, having its principal place of business at Suite 1, 1233 High Street, Armadale, VIC, 3143, Australia (“Prima BioMed”).

Each of the above may also be referred to as “Party” and, collectively, as “the Parties”.

RECITALS

(1)	Whereas Bioceros is a contract research organization with expertise and proprietary technology to select high producing cell lines for the manufacturing of therapeutic proteins;

(2)	Bioceros has developed and is continuing to develop a proprietary CHOBC® cell line platform;

(3)	Bioceros is the exclusive owner of any and all present and/or future Intellectual Property Rights with respect to its proprietary CHOBC® cell line platform;

(4)	Whereas Prima BioMed is a company with the aim to generate, develop and commercialize monoclonal antibody products (“Products” as further defined below);

(5)

Prima BioMed wishes to obtain a non-exclusive license from Bioceros under the Bioceros CHOBC® Platform for the development, manufacture and commercialization of Product(s) and Bioceros is willing to grant to Prima BioMed such right and license, all under the terms and conditions set forth below;

Now, therefore, in consideration of the premises and mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree as follows:

1.	DEFINITIONS

For purposes of this Agreement, the terms defined in this Section 1 shall have the meanings specified below. Certain terms are defined in other sections of this Agreement.

1.1 “Affiliate” shall mean any corporation or other entity that controls, is controlled by or under common control with a Party. A corporation or other entity shall be regarded as controlled by a Party if such Party owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if such Party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

1.2 “Agreement” shall mean this Platform License Agreement.

1.3 “Bioceros CHOBC® Platform” means Bioceros’ proprietary CHOBC® cell line platform, together will all inventions, tangible materials, associated know how, data and other information (and all Intellectual Property Rights associated therewith) that are developed by Bioceros before the Effective Date or thereafter, to the extent they relate to the CHOBC® cell line and are useful for the development and/or manufacture of Products.

1

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1.4 “Clinical Trial Approval” shall mean the approval by the FDA of an investigational new drug application, as defined in the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder and/or within the EU the approval by a competent authority of a comparable filing in the EU or an EU country or the approval by another competent authority outside the US and Europe of a comparable filing in such country, in each case with respect to a Product.

1.5 “Confidential Information” shall have the meaning assigned to it in Section 6.1 hereof.

1.6 “Effective Date” shall mean the date appearing on the first line of this Agreement.

1.7 “EMA” means the European Medicines Agency.

1.8 “FDA” means the US Food and Drug Administration.

1.9 “Fees” means all amounts due to Bioceros.

1.10 “Intellectual Property Rights” shall mean any inventions, patents, registered and unregistered design rights and trade marks, domain names, copyright, trade secrets, know how, computer programs, plant variety rights, semiconductor topographies including all pending applications, derivatives and extensions for the above and any foreign counterparts thereof.

1.11 “Marketing Approval” means approval by the FDA of a new drug application (NDA) or abbreviated new drug application (ANDA) or filed with the FDA after completion of human clinical trials to obtain marketing approval for a Product in the United States or the approval by EMA or any other national or international (EU or non EU) competent regulatory authority of any application comparable with a NDA or an ANDA, filed with such authority to obtain marketing approval for a Product.

1.12 “Prima BioMed Platform License” shall have the meaning assigned to it in Section 2.1 hereof.

1.13 “Product” shall mean any product(s) containing C3 anti-Cripto-1 monoclonal antibody that is expressed or produced by use of Bioceros’ proprietary CHO technology platform.

1.14 “Third Party” shall mean any entity other than the Parties and their respective Affiliates.

1.15 “Term” shall have the meaning assigned to it in Section 8.1 hereof.

2.	PRIMA BIOMED CHOBC® PLATFORM LICENSE

2.1 Grant of License. Subject to all terms and conditions of this Agreement, Bioceros hereby grants to Prima BioMed, subject to Section 3 hereof, a license under the Bioceros CHOBC® Platform to develop, make, have made, use, offer for sale, sell, have sold, import and export Product (the “Prima BioMed Platform License”). For clarity, the license is intended for the transfer of CHOBC® cell lines expressing Product and which cell lines have been generated as part of the Research and Development Partnership Agreement between Prima BioMed and Bioceros with commencement date 09 August 2010.

2.2 Sublicensing. Prima BioMed shall have the right to grant sublicenses of its rights hereunder to Affiliates and Third Parties without the prior consent of Bioceros. Prima BioMed will however inform Bioceros in full on any deal with a Third Party to allow Bioceros to verify that such sublicense is granted in accordance with the license granted to Prima BioMed.

2.3 No contract services / reservation of rights. The Prima BioMed Platform License does not include the offering by Prima BioMed, its Affiliates or licensees of cell line generation contract services to

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Third Parties nor the use of the Bioceros CHOBC® Platform itself. These rights are expressly reserved by Bioceros. The Bioceros CHOBC® Platform at all times remains the exclusive property of Bioceros.

2.4 Registration. Prima BioMed shall have the right to register, at its own expense, the license granted to it under this Agreement. Bioceros hereby agrees to reasonably cooperate with Prima BioMed and its counsel in connection with such registrations and to promptly execute such summaries of this Agreement and other documents and instruments as may be required by the applicable governmental or regulatory authorities in connection with such registrations or transfers and requested by Prima BioMed or its counsel.

3.	CONSIDERATION FOR PLATFORM LICENSE

3.1 General. Prima BioMed shall, in consideration of the grant of the Prima BioMed Platform License, pay to Bioceros the amounts set forth in this Article 3.

3.2 License Maintenance Fees until [ * ]. Prima BioMed shall pay to Bioceros an annual license maintenance fee in the amount of € [ * ] ([ * ] euro), due on the day, the cell lines are transferred to Prima BioMed or a designated Third Party for GMP manufacturing of clinical trial material for or on behalf of Prima BioMed.

3.3 License Maintenance Fees after [ * ]. Starting on the Effective Date that occurs after [ * ], and subsequently each anniversary of the Effective Date thereafter, Prima BioMed shall, in order to maintain the Prima BioMed Platform License, pay to Bioceros annual license maintenance fee in the amount of €[ * ] ([ * ] euro).

3.4 Milestone Payments. In addition to the license maintenance fees set forth in 3.2 and 3.3 hereof, Prima BioMed shall make to Bioceros a one time milestone payment in the amount of € [ * ] ([ * ] euro) for [ * ]. Prima BioMed shall promptly notify Bioceros of the achievement of each such milestone. Bioceros shall issue an invoice to Prima BioMed for the amount indicated and the invoiced amount shall be payable within [ * ] of receipt of that invoice.

3.5 VAT. The maintenance Fees, milestones and other Fees mentioned in this Agreement are exclusive of VAT. To the extent required by law Prima BioMed shall be responsible for paying VAT on each payment made by it to Bioceros hereunder. In turn Bioceros shall pay any VAT amounts paid by Prima BioMed to Bioceros under this Agreement to the relevant tax authorities.

3.6 Platform Documentation. Bioceros shall give access rights to Prima BioMed to the Bioceros Platform Documentation, if and to the extent required by Prima BioMed to obtain Clinical Trial Approval and/or Marketing Approval for its Products.

4.	PAYMENT

4.1 Notification of milestones. Prima BioMed shall promptly notify Bioceros of the achievement of each milestone hereunder. Bioceros shall issue an invoice to Prima BioMed for the amount indicated and the invoiced amount shall be payable within [ * ] of receipt of that invoice.

4.2 Mechanism of Payment. All payments due to Bioceros (including annual maintenance license fees and milestone payments) shall be made in Euro by wire transfer or electronic fund transfer to the credit and account of Bioceros as follows (unless Bioceros in its invoice or otherwise indicates that payment should be made to another account): [ * ].

4.3 Interest on late payments. Any payments to be made hereunder (including annual maintenance license fees and milestone payments) that are not paid on or before the date such

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payments are due under this Agreement, shall bear interest at the rate of [ * ], without prejudice to Bioceros’ right to terminate this Agreement as per Section 8.2.1 hereof.

4.4 Records and Audit. Bioceros shall, [ * ], have the right to have an independent, external auditor review the records of Prima BioMed and its Affiliates, to the extent relevant for Bioceros to verify whether all milestone payments due to Bioceros under this Agreement have been paid to it. Such independent auditor shall be bound by confidentiality terms at least as restrictive as the terms of Article 6 of this Agreement and shall be authorized to disclose to Bioceros only the results of its audit. The costs of such audit shall be borne by Bioceros unless such audit reveals a difference (being an underpayment by Prima BioMed) between the amount due to Bioceros and the amount actually paid to it of more than [ * ] in which event the costs of such audit shall be borne by Prima BioMed. Prima BioMed shall maintain and keep (and shall require that its Affiliates and sublicensees to maintain, keep and make available to Prima BioMed for such purpose) accurate books and records which enable verification of the calculation of royalties payable hereunder.

5.	INTELLECTUAL PROPERTY

5.1 Ownership. All right, title and interest in the Bioceros CHOBC® Platform shall remain with Bioceros but is subject to the Prima BioMed Platform License. All right, title and interest in the Product shall be solely owned by Prima BioMed.

5.2 Filing, Prosecution and Maintenance of Patent Rights. Bioceros shall be responsible for the filing, prosecution, maintenance, enforcement and defense of all patent applications and patents included in the Bioceros CHOBC® Platform at its sole discretion and shall bear the costs thereof provided, however, that Bioceros shall not abandon or allow to lapse any patent or patent application in the Bioceros CHOBC® Platform without notifying Prima BioMed thereof sufficiently in advance in order to allow Prima BioMed to assume such prosecution and maintenance at its expense.

6.	CONFIDENTIALITY / PRESS RELEASE

6.1 Obligations. Each Party agrees (a) to use the other Party’s Confidential Information solely for the purposes of, and in accordance with, this Agreement; and (b) except as otherwise expressly permitted in this Agreement, to not disclose the other Party’s Confidential Information to any Third Party. “Confidential Information” means a Party’s nonpublic information that is disclosed to the other Party in connection with, and related to the performance of, this Agreement (including, without limitation, information regarding such Party’s research, technology, assays, protocols, methods, processes, data, products, business information or objectives), provided that any such information disclosed in written, electronic or other tangible form is marked as “confidential” or with a similar legend. Nonpublic information of a Party that is disclosed other than in tangible form (e.g., disclosed orally or by observation of the other Party) shall be considered Confidential Information of such Party only if so identified in writing to the other Party within [ * ] after initial disclosure and such writing identifies such Confidential Information with particularity.

6.2 The following information shall not be considered Confidential Information: Information disclosed by one Party to the other Party that:

(a) was in the possession of the receiving Party prior to disclosure thereof by the other Party, or

(b) is or becomes, through no fault of the receiving Party, part of the public knowledge or literature, including the publication of any patent or patent applications filed in accordance with this agreement, or

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(c) has been lawfully made available to the receiving Party by a Third Party without restriction as to its disclosure, or

(d) the receiving Party can prove that the knowledge was developed by it independently of any information received from the other Party; or

(e) is disclosed by the recipient with the prior written approval of the disclosing Party, wherein the material to be disclosed has been submitted in written form to the other Party for approval, at the absolute discretion of the other Party, at least [ * ] days before such contemplated disclosure.

The receiving Party is entitled to disclose Confidential Information to the extent that is required to do so by law or by any securities exchange or regulatory body having jurisdiction over it whether or not such requirement has the force of law, provided that such requirement and the information to be disclosed shall be communicated in writing to the other Party prior to such disclosure so as to afford the other Party the opportunity to seek an appropriate order to protect its interests in the information in question.

6.3 Continuing Obligation. The confidentiality and non-use provisions of this Article 6 shall continue for a period of [ * ] after termination or expiration of this Agreement

6.4 Press Release. Except as expressly provided, neither Party shall issue press releases or make any public announcements relating to this Agreement for any purpose whatsoever without the other Party’s prior written approval. Neither Party shall disclose the activities being performed by the Parties hereunder or the terms and conditions of this Agreement (including, without limitation, the financial terms) to any Third Party without the other Party’s prior written consent; provided, however, such consent shall not be unreasonably withheld.

6.5 No use of other Party’s name. Except as expressly provided herein, no right, express or implied, is granted to a Party under the Agreement to use the other Party’s name or any trade name or trademark of the other Party in connection with the performance of this Agreement.

7.	REPRESENTATIONS, WARRANTIES AND INDEMNITIES

7.1 Authorization. Each Party warrants and represents to the other Party that (a) it has the legal right and power to enter into this Agreement, to extend the rights granted to the other in this Agreement, and to perform fully its obligations hereunder, (b) this Agreement has been duly executed and delivered and is a valid and binding agreement of such Party, enforceable in accordance with its terms (subject to applicable insolvency regulations), (c) such Party has obtained all necessary approvals to the transactions contemplated hereby, (d) such Party has not made and will not make any commitments to others in conflict with or in derogation of such rights or this Agreement, (e) in performing the Pre-clinical Work Plan and/or any CLG Program such Party will not be in violation of any state or local laws, requirements or regulations and (f) such party shall provide personnel, as necessary, to perform its obligations hereunder.

7.2 Warranties by Bioceros. Bioceros hereby represents and warrants as of the Effective Date (a) that it has not received any notification from any Third Party that the Bioceros CHOBC® Platform infringes Third Party intellectual property rights, (b) that it is entitled to grant the rights granted to Prima BioMed hereunder.

7.3 Limitation of Liability. Save for Sections 7.5 and 7.6 hereof, neither Party will be liable with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for (a) any indirect, incidental, consequential or punitive damages, or (b) lost profits, or (c) cost of procurement of substitute goods, technology or services.

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7.4 Disclaimer of Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PRIMA BIOMED NOR BIOCEROS MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND THE NON-INFRINGEMENT OF ANY THIRD PARTY PATENTS OR PROPRIETARY RIGHTS.

7.5 Bioceros Indemnification. Bioceros shall indemnify, defend and hold harmless Prima BioMed, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “Prima BioMed Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Prima BioMeds Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of Third Parties arising out of or relating to (i) any alleged or actual intellectual property infringement related to Bioceros CHOBC® Platform; and/or (ii) any breach by Bioceros of its representations and warranties set out in article 7.2.

7.6 Prima BioMed Indemnification. Prima BioMed shall indemnify, defend and hold harmless Bioceros, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “Bioceros Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Bioceros Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of Third Parties, including without limitation personal injury and product liability matters arising out of or relating to (i) breach by Prima BioMed of its representations and warranties set forth herein, and/or (ii) resulting from Products brought on the market (for clinical trial purposes, commercial purposes or otherwise) by Prima BioMed, its Affiliates or its sublicensees, including but not limited to claims alleging that the Products (or the sequences used for such Products) infringe intellectual property rights of Third Parties), save to the extent that the foregoing are due to challenges of the intellectual property rights related to Bioceros CHOBC® Platform and/or gross negligence or willful misconduct of Bioceros. The Bioceros Indemnitees shall promptly notify Prima BioMed of any action or claim for which it is to be indemnified.

8.	TERM AND TERMINATION

8.1 Term. This Agreement shall enter into effect on the Effective Date. Unless terminated pursuant to Article 8.2, this Agreement shall not expire (such period, the “Term”).

8.2 Termination. This Agreement may be terminated in the following circumstances (notwithstanding any other remedy right the termination Party may have in addition thereto, by law or by contract):

8.2.1 For breach. If a Party commits a breach of a material obligation under this Agreement, and such breach can either not be remedied or, if eligible for remedy, is not cured within [ * ] of written notice thereof from the non-breaching Party, the non-breaching Party may elect, in its sole discretion, to terminate this Agreement with immediate effect in writing. In the event that any payment by Prima BioMed is not paid by the due date thereof, Prima BioMed shall be deemed in default without any further notice and such breach shall be deemed not eligible for remedy.

8.2.2 Upon Bankruptcy. A Party may terminate this Agreement upon the bankruptcy, insolvency, dissolution or winding-up of the other Party, except in the case of a petition in bankruptcy filed involuntarily against the other Party if such petition is dismissed within [ * ] of the date of its filing.

8.2.3 By Bioceros for [ * ]. Bioceros may forthwith terminate this Agreement in the event that [ * ].

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8.2.4 By Prima BioMed for Convenience. Prima BioMed may terminate this Agreement after the first anniversary for convenience upon [ * ] written notice.

8.2.5 With Mutual Consent. The Parties may at any time terminate this Agreement by mutual written consent.

8.3 Effect of Termination. Upon termination of this Agreement by Bioceros pursuant to Section 8.2.1, 8.2.2 or 8.2.3 or by Prima BioMed pursuant to Section 8.2.4.

The Prima BioMed Platform License shall cease to have effect as from the effective date of termination of this Agreement, provided, however, that Prima BioMed shall have the right for a period of [ * ] thereafter (i) to continue use of any Product in any clinical trials underway at the effective date of termination but shall during that time wind down any such trials, if not prohibited by law, where their continuation is dependent on use of such Product and (ii) to sell off any inventory stock of Products it retains at the effective date of termination.

8.4 Sections 1, 4.4, 5, 6, 7, 8 and 9 shall survive any expiration or termination of this Agreement. Except as otherwise expressly provided herein, termination of this Agreement shall not affect the rights and obligations of the Parties that accrued prior to the effective date of such termination.

9.	MISCELLANEOUS

9.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from Force Majeure; provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performances, and shall continue performance hereunder with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of Force Majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform in good faith. If any Force Majeure delays or prevents the performance of the obligations of either party for a continuous period in excess of [ * ], the Party not so affected shall then be entitled to give notice to the affected Party to terminate this Agreement, specifying the date (which shall not be less than [ * ] after the date on which the notice is given) on which termination will take effect.

9.2 Assignment. This Agreement may not be assigned or otherwise transferred by any Party without the consent of the other Party; provided, however, that (i) either Party may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to an Affiliate or (b) in connection with a merger, consolidation or sale of all or substantially all of such Party’s assets to a Third Party.

9.3 Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

9.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing (by courier, facsimile, registered mail or electronic mail), for each Party to the address indicated below, or to such other address

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as the addressee shall have last furnished in writing to the addressor in accordance with this Section 9.5 and shall be effective upon receipt by the addressee:

If to Bioceros:	Bioceros B.V.
Yalelaan 46
(3584 CM) Utrecht
The Netherlands
Attention: Dr. B. Bout
Telefax: +31 30 253 2288
Email: b.bout@bioceros.com

If to Prima BioMed:	Prima BioMed Ltd.
Suite 1, 1233 High Street
Armadale, VIC, 3143, Australia
Attention: Dr. M. Rogers
Telefax: + 61 2 9276 1266
Email: martin.rogers@primabiomed.com.au

9.5 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement and this Agreement, therefore, sets asides any and all of such earlier agreements and understandings. This Agreement may not be amended other than with the written consent of both Parties.

9.6 Costs. Each Party shall bear its own costs in connection with the drafting and negotiating of this Agreement.

9.7 Headings. The headings to Articles and Sections in this Agreement are merely guides to assist in locating the Articles and Sections hereof and shall not affect the interpretation of those Articles and Sections.

9.8 Waiver. Except as expressly provided herein, the waiver by either Party hereto of any right hereunder or of any failure to perform or any breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other failure to perform or breach by said other Party, whether of a similar nature or otherwise.

9.9 Non-sollicit. For a period of [ * ], neither Party shall directly or indirectly endeavor to entice away from the other Party or hire (as employee, consultant or otherwise) any employees of the other Party without the other Party’s prior written consent, which consent shall not be unreasonably withheld.

9.10 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

9.11 Arbitration. Any dispute arising out of or in connection with this Agreement or any agreement arising out of this Agreement shall be referred to arbitration in accordance with the Arbitration Rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut, NAI). The arbitral tribunal shall be composed of three arbitrators and shall make its decision in accordance with the rules of law. The place of arbitration shall be The Hague. The language shall be English or, if Parties so decide, Dutch.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above by their duly authorized representatives.

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BIOCEROS B.V.	PRIMA BIOMED Ltd.

Signature:	Signature:

Name: Abraham Bout	Name: Martin Rogers

Title: CEO	Title: CEO

By:	By:

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